Exhibit 99.1

AMENDMENT AND WAIVER

TO THE

PATENT PURCHASE AGREEMENT

THIS AMENDMENT and WAIVER, dated as of November 14, 2017, (this “Amendment”) to the Patent Purchase Agreement referred to below is entered into by and between StemSpine, LLC, a Nevada limited liability company (“StemSpine”), a wholly owned subsidiary of Creative Medical Technologies, Inc., which is a wholly owned subsidiary of Creative Medical Technology Holdings, Inc., a Nevada corporation (“CELZ”), and Creative Medical Health, Inc., a Delaware corporation (“Seller”).

1.            BACKGROUND

1.1.            The parties entered into that certain Patent Purchase Agreement, dated as of May 17, 2017, (the “Patent Purchase Agreement”) under which Seller sold United States Patent Number 9,598,673 to StemSpine.

1.2.            Under the terms of Section 3.2 of the Patent Purchase Agreement, StemSpine was obligated to make an initial payment of $100,000, in cash or shares of common stock of CELZ within 30 business days of the date of the agreement.

1.3.            Further, under Section 5 of the Securities Purchase Agreement, StemSpine is obligated to make certain progress payments upon the achievement of enumerated milestones, payable at the option of StemSpine in cash or shares of common stock of CELZ.

1.4.            StemSpine has been unable to make the initial payment and wishes to permit the Seller to determine the timing of both the initial and progress payments payable under the terms of the Patent Purchase Agreement.

1.5.            Section 3.2 of the Patent Purchase Agreement permits the parties to amend the agreement, which the parties hereby do by this Amendment.

2.            AMENDMENTS

2.1.           The following definition in Section 2 of the Patent Purchase Agreement is amended to read as follows:

“CELZ Stock Market Price” means the lowest closing price of the CELZ Stock based on the twenty (20) trading days prior to the date of demand or notice of the named event based upon the principal trading market or quotation service by which the CELZ Stock trades.

2.2.           The following definition is added to Section 2 of the Patent Purchase Agreement to read as follows:

“CELZ Trading Price” means that closing price of the CELZ Stock as reported on the principal trading market or quotation service by which the CELZ Stock trades.

2.3.           Section 3.2 of the Patent Purchase Agreement (Initial Payment) is amended as follows:

Initial Payment. Upon 30 days’ prior written demand from Seller, StemSpine will pay to Seller the amount of $100,000, either by wire transfer of funds or by issuance of shares of CELZ Stock at a discount of 30% of the CELZ Stock Market Price, at the option of Seller.

2.4.           Section 5.1 of the Patent Purchase Agreement (Progress Payments for Autologous Cells) is amended to read as follows:

Progress Payments for Autologous Cells. In the event StemSpine determines at its sole discretion to pursue the technology via use of autologous cells, StemSpine shall, upon 30 days’ prior written demand from Seller, pay the following fees to Seller, subject to the limitations set forth in Section 5.5 below:

5.1.1           One hundred thousand dollars ($100,000.00), payable at the option of Seller in cash or CELZ Stock at a discount of 30% of the CELZ Stock Market Price upon the signing agreement with a university for the initiation of an IRB clinical trial.

5.1.2           Two hundred thousand dollars ($200,000), payable at the option of Seller in cash or CELZ Stock at a discount of 30% of the CELZ Stock Market Price upon notice of completion of the IRB clinical trial.

5.1.3           In the event StemSpine commercializes the technology via use of autologuous cells by a physician without a clinical trial as reflected in paragraphs 5.1.1 and 5.1.2 above, three hundred thousand dollars ($300,000), payable at the option of Seller in cash or CELZ Stock at a discount of 30% of the CELZ Stock Market Price immediately preceding the notice given to StemSpine.

2.5.           Section 5.2 of the Patent Purchase Agreement (Progress Payments for Allogenic Cells) is amended to read as follows:

Progress Payments for Allogenic Cells. In the event StemSpine determines to pursue the technology via use of alloginic cells, StemSpine shall, upon 30 days’ prior written demand from Seller, pay the following fees to Seller, subject to the limitations set forth in Section 5.5 below:

5.2.1           One hundred thousand dollars ($100,000.00), payable at the option of Seller in cash or CELZ Stock at a discount of 30% of the CELZ Stock Market Price upon the filing for IND with the FDA.

5.2.2           Two hundred thousand dollars ($200,000), payable at the option of Seller in cash or CELZ Stock at a discount of 30% of the CELZ Stock Market Price upon the dosing of the first patient in Phase 1-2 clinical trial.

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5.2.3           Four hundred thousand dollars ($400,000), payable at the option of Seller in cash or CELZ Stock at a discount of 30% of the CELZ Stock Market Price upon the dosing of the first patient in Phase 3 clinical trial.

2.6.           Section 5.6 (Stock Adjustment) is hereby added to the Patent Purchase Agreement to read as follows:

Stock Adjustment. In the event the CELZ Trading Price shall be less than $0.01 per share for two or more consecutive trading days, the number of any shares CELZ Stock issuable as payment under this Section 5 or Section 3.2 shall double.

2.7.           Section 9.9 (Remedies) of the Patent Purchase Agreement is amended to read as follows:

Remedies. In addition to being entitled to exercise all rights provided herein or granted by law or in equity, Seller is entitled to terminate this Agreement upon ten (10) days’ prior written notice to StemSpine if StemSpine fails to make the initial payment under Section 3.2 or any progress or royalty payment under Section 5 hereof within the times required therein. Upon termination under this Section 9.9, StemSpine shall immediately pay to Seller any unpaid amounts for the initial payment under Section 3.2 or any progress or royalty payments due under Section 5 at the time of termination without the required 30 days’ prior notice. Upon termination of this Agreement by Seller, StemSpine shall promptly, but in no event later than fifteen (15) days following termination, transfer back to Seller Seller’s Patent and each and every right conveyed to StemSpine under Section 4 hereof, and shall record the reassignment with the applicable patent office.

3.            LIMITED WAIVER. The Seller hereby grants a waiver of the nonpayment of the initial payment under Section 3.2 on the original payment date and through the date of this Amendment.

4.            GENERAL PROVISIONS

4.1.           Except as amended hereby, the Patent Purchase Agreement shall continue to be, and shall remain, in full force and effect. Except as otherwise provided herein, this Amendment shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Patent Purchase Agreement or (ii) to prejudice any right or rights which a party thereto may now have or may have in the future under or in connection with the Patent Purchase Agreement or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

4.2.           The terms of the Patent Purchase Agreement are incorporated herein by reference and shall form a part of this Amendment as if set forth herein in their entirety.

SIGNATURE PAGE FOLLOWS

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SIGNATURE PAGE

IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Amendment as of the execution date set forth below.

StemSpine, LLC

Date: November 14, 2017	By:	/s/ Donald Dickerson
Donald Dickerson, Manager

Creative Medical Health, Inc.

Date: November 14, 2017	By:	/s/ Timothy Warbington
Timothy Warbington, CEO

The undersigned hereby consents to the above amendment:

Creative Medical Technology Holdings, Inc.

Date: November 14, 2017	By:	/s/ Timothy Warbington
Timothy Warbington, CEO

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